Exhibit 10.6

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of this 12th day of August, 2005, by and among THERAGENICS CORPORATION, a Delaware corporation (the “Original Borrower”), C.P. MEDICAL CORPORATION, an Oregon corporation (the "Additional Borrower"; the Original Borrower and the Additional Borrower are referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to SouthTrust Bank (“Bank”).

R e c i t a l s:

A.         Bank and Borrowers are parties to that certain Credit Agreement dated October 29, 2003, as amended by that certain Borrower Party Joinder Agreement dated as of May 6, 2005 (the “Credit Agreement”).

B.          Borrowers and Bank have hereby agreed to amend the Credit Agreement, subject to the terms and conditions contained in this Amendment.

NOW THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

1.          Defined Terms. Capitalized terms used, but not defined, in this Amendment shall have that meaning assigned to them in the Credit Agreement.

2.          Amendments to Credit Agreement. Borrowers and Bank agree that the Credit Agreement is hereby amended as follows:

(a)          The new definitions "Second Amendment Date" and "2005 Restructuring Charges" are hereby added to Section 1.1 of the Credit Agreement in their appropriate alphabetical order as follows:

"2005 Restructuring Charges" means the non-cash restructuring charges incurred by Theragenics Corporation in the third and fourth fiscal quarters of 2005 relating to (i) the closing of its facility in Oak Ridge, Tennessee, (ii) the closing of its Newton Terrace Facility in Buford, Georgia, (iii) elimination of excess cyclotron capacity, (iv) the discontinuation of its radiochemical activities, and (v) elimination of certain of its research and development activities.

"Second Amendment Date" means August 12, 2005.

(b)          The definitions of "Permitted Acquisition" and "Tangible Net Worth" contained in Section 1.1 of the Credit Agreement are hereby amended to read in their entirety as follows:

"Permitted Acquisition" means any Acquisition if (i) the business acquired is a Permitted Line of Business; (ii) consideration for such Acquisition, plus the consideration paid for all Acquisitions on a cumulative basis on and after the Second Amendment Date, does not exceed the aggregate amount of $5,000,000 (which consideration shall include, without limitation, securities issued by Borrower, Borrower's property (such securities and property to be valued at their fair market value on the date of such Acquisition), cash, and the amount of all Indebtedness assumed in the case of each asset purchase or acquired in the case of each equity purchase); (iii) immediately after the Acquisition, the business so acquired (and the assets constituting such business) shall be owned and operated by a Borrower; and (iv) Borrower shall have delivered to Bank a pro-forma compliance certificate demonstrating that, on a pro-forma basis, after giving effect to the Acquisition, such Acquisition would not give rise to a Default as of the consummation of the Acquisition, or a Financial Covenant Default as of the four Quarter-Ends immediately following the Acquisition based on such pro-forma projections.

"Tangible Net Worth" means, at any time with respect to an applicable Person, Equity Owners' Equity, plus Subordinated Debt, less the sum of (without duplication):

(A)          Any (i) surplus resulting from any write-up of assets after the date of Closing plus (ii) amount attributable to any reversal of charges or write up of assets related to any portion of the 2005 Restructuring Charges after the Second Amendment Date;

(B)          Goodwill, including any amounts, however designated on a balance sheet of such Person, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person;

(C)          Patents, trademarks, trade names and copyrights;

(D)          Any amount at which shares of Equity Interests of such Person appear as an asset on such Person's balance sheet;

(E)          Loans and advances to Affiliates, stockholders, directors, officers or employees (other than Subordinated Debt);

(F)          Deferred expenses;

(G)          Equity investments in Affiliates of any nature; and

(H)          Any other amount in respect of an intangible that, in accordance with Generally Accepted Accounting Principles, should be classified as an asset on a balance sheet of such Person.

(c)          Section 7.3(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

(A)          Ratios. During the term of this Agreement, Borrowers will maintain or cause to be maintained:

(1)          A ratio of Liabilities to Tangible Net Worth of not more than 0.5 to 1.0;

(2)          Tangible Net Worth of not less than $87,500,000.00; and

(3)          Liquid Assets of not less than $25,000,000.00.

(d)          A new Section 7.3(E) is hereby added to the Credit Agreement as follows:

(E)          Capital Expenditures. Borrowers will not make, incur, create, or assume any Capital Expenditures (other than that portion of Permitted Acquisitions consisting of Capital Expenditures) on a cumulative basis, on and after the Second Amendment Date, exceeding the aggregate amount of $10,000,000.

3.  Conditions Precedent. This Amendment shall not be effective unless and until (i) Borrowers have delivered to Bank a Compliance Certificate demonstrating, on a pro forma basis, compliance by the Borrowers with the financial covenants set forth in Section 7.3 for their four fiscal quarters immediately following the Second Amendment Date, and (ii) each of the parties hereto has executed and delivered this Amendment.

4.  Representations and Warranties. As a material inducement to Bank to modify and amend the terms of the Credit Agreement as aforesaid, each Borrower represents and warrants to Bank that:

(a)          This Amendment constitutes the valid and legally binding obligation of each Borrower enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law or regulation binding on or applicable to either Borrower, either Borrower’s articles, bylaws, or any mortgage, lease, credit, loan agreement, contract, or other instrument binding upon or affecting either Borrower;

(b)          All representations and warranties contained in the Loan Documents are true and complete as of the date hereof in all material respects, excluding any representations or warranties which by their terms are limited to a specific date;

(c)          No Event of Default or event that, with the passage of time or the giving of notice (or both) would constitute an Event of Default, under the Loan Documents has occurred and is continuing as of the date hereof; and

(d)          No setoffs, defenses, claims, recoupments, or counterclaims on the part of either Borrower to payment or performance of the Obligations exists as of the date hereof.

5.  Miscellaneous.

(a)          The parties hereto agree that the Bank's notice address set forth in Section 11.1(B) of the Credit Agreement is hereby changed as follows:

Wachovia Bank, National Association
171 17th Street, N.W., 7th Floor
Atlanta, Georgia 30363
Attn: Credit Products Manager

(b)          Borrowers agree to pay or reimburse Bank for all expenses incurred by Bank in connection with the negotiation, preparation, and execution of the Joinder Agreement dated May 6, 2005, and this Amendment, including, without limitation, fees and expenses of Bank’s counsel.

(c)          Notwithstanding any provision of the Credit Agreement or Note to the contrary, whenever any installment of principal of, or interest on, the Loans or other amount due under the Loan Documents, as amended, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (unless such next succeeding Business Day does not fall within the same calendar month, in which case the maturity thereof shall be shortened to the immediately preceding Business Day). In the case of any extension in the time for payment of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with the Loan Documents, as amended, during such extension.

(d)          BORROWER AGREES THAT WITH RESPECT TO ANY CLAIM OF BORROWER ARISING UNDER THE CREDIT AGREEMENT, AS AMENDED, OR ANY OTHER LOAN DOCUMENT, IN NO EVENT SHALL BORROWER HAVE A REMEDY OF, OR SHALL BANK BE LIABLE FOR, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, AND BORROWER WAIVES ANY RIGHT OR CLAIM TO SUCH DAMAGES BORROWER MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH THE LOANS OR THE LOAN DOCUMENTS, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIAL PROCESS OR OTHERWISE.

6.  No Novation. The execution and delivery of this Amendment shall not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Loans; rather, this Amendment is strictly amendatory in nature.

7.  Document Protocols. This Amendment shall be governed by the terms set forth in Articles X and XI of the Credit Agreement (subject to the address change in paragraph 5(a) above), which are incorporated herein by reference.

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IN WITNESS WHEREOF, Borrowers have executed this Amendment under seal as of the date first above written, with the intention that this Amendment take effect as an instrument under seal.

BORROWERS:

C.P. MEDICAL CORPORATION

By: /s/ Lynn M. Rogers
Name: Lynn M. Rogers
Title: Secretary and Treasurer

THERAGENICS CORPORATION

By: /s/ Bruce W. Smith
Name: Bruce W. Smith
Title:   Executive Vice President for Strategy,
Development and Acquisitions & Acting Chief
Financial Officer

IN WITNESS WHEREOF, Bank has executed this Amendment under seal as of the date first above written, with the intention that this Amendment take effect as an instrument under seal.

BANK: WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to SouthTrust Bank By:____________________________________ Name: Title: